Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated: April 19, 2012

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Alpha from investment style in a market-independent, non-directional and low-volatility framework

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X-Alpha Index
Portable Alpha with a Competitive Advantage

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[]   X-Alpha seeks to offer uncorrelated absolute return by extracting excess return from existing DB Regional Style Indices versus their market
     Benchmarks

[]   An attractive alternative to hedge funds
     --   Low fees
     --   Daily pricing
     --   Transparency (returns, fees, the model)
     --   No performance fees

[]   An attractive alternative to excess cash

[]   X-Alpha serves a variety of investment strategies

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DB Regional Style Indices
Live Since October 2002

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[]   DB launched 6 regional style indices in 2002
     --   US Value, US Growth, Euro Value, Euro Growth, Japan Value, UK Value
     --   US and Euro style funds were launched in Europe
     --   Morningstar Fund Ratings for the Euro and US DB Style Funds averaged 4 stars in 2005 and 5 stars in 2006 and 2007 (funds only available in
          Europe)

[]   Indices to provide relative outperformance versus equity market benchmarks
     --   Excess returns (positive and negative) were not highly correlated across regions and styles

[]   Because of uncorrelated excess returns, it made sense to combine indices to diversify risk and try to stabilise returns

[]   As there was no UK or Japan Growth Index launched in 2002, these were created in order to offer consistent diversification across styles/regions

[]   By extracting the relative performance between the DB Style Index and the
     Benchmark in each market (an Index Pair), uncorrelated alpha can be created

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X-Alpha USD Indices
Executive Summary

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[]   Combined exposure to 8 index pairs in 4 regions (US, Euro, UK, Japan)
     --   currency neutral, style neutral, zero net market exposure
     --   offers the return differential between each DB Style Index and the
          Equity Benchmark

[]   Index Pairs are selected using a proprietary model developed by the Global
     Markets Equity Structuring Group
     --   in each region, two DB style indices are paired against a regional equity benchmark
     --   a growth index and a value index in each region is used (4 regions, 2 styles)
     --   by using indices as the positions, stock-specific risk is reduced

[]   Rebalanced each quarter, each region is weighted based on market cap

[]   Vol target = 8% for each of the 8 index pairs (exposure between 50%-150%)

[]   Vol target = 8% on the X-Alpha Index (exposure between 50%-150%)

[]   The X-Alpha Total Return Index also includes a Fed Funds return component

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The X-Alpha Index Methodology
The Alpha Extraction Process Flow Chart

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STEP I Convert All Indices To USD

STEP II
Build Index Pairs

STEP III
Target Index Pair Volatility
Set Exposure to each Index Pair between 50%-150% based on 8% Target Volatility

STEP IV
Multiply Exposure by Regional Weights

STEP V Target X-Alpha USD Index Volatility Set Exposure to X-Alpha USD Index
between 50%-150% based on 8% Target Volatility

X-Alpha ER Index

STEP VI Add Fed Funds Return

X-Alpha TR Index

X-Alpha USD TR Index (with Fed Funds Return Component)
Historical Performance, Oct. 22, 1996 – Mar. 30, 2012*

BBG: DBGLXAT

Index Performance vs. Equities & Bonds


X-Alpha USD TR
MSCI World Net USD
JPM Global Govt. Bond Index
Live Index
4000
3500
3000
2500
2000
1500
1000
500
0
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Index Performance vs. HFRXEMN Index YTD


3600
3500
3400
3300
3200
3100
3000
2900
2800
X-Alpha USD TR
HFRX Equity Market Neutral
Mar-11 Jun-11 Sep-11 Dec-11

Performance Analysis

Oct 22, 1996 - Mar 30, 2012	X-Alpha USD TR	MSCI World Net USD	JPM Global Govt. Bond Index
Growth Over Period	218.8%	114.1%	143.4%
Compounded Annual Growth	7.8%	5.1%	5.9%
Annualised Daily Volatility	6.4%	17.0%	2.8%
Sharpe Ratio (3.11%)	0.73	0.11	1.01
Worst drawdown	-15.7%	-57.8%	-5.0%
Max drawdown Start date	Jun-07	Oct-07	Jun-03
Max drawdown End date	Dec-08	Mar-09	Sep-03
Average monthly return	0.6%	0.5%	0.5%
Best monthly return	8.2%	11.2%	3.0%
Worst monthly return	-5.4%	-19.0%	-2.0%
% of months with gains	64.5%	58.6%	72.0%
Correlation		0.02	-0.00

12- month Rolling Volatility


X-Alpha USD TR
MSCI World Net USD
JPM Global Govt. Bond Index
Live Index
40%
35%
30%
25%
20%
15%
10%
5%
0%
96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

Source: Deutsche Bank, Bloomberg Finance L.P., 2012

*The Deutsche Bank X-Alpha indices shown herein have existed since October 3, 2006. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha Index levels prior to July 17, 2007 were not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

6

X-Alpha USD TR Index
Annual Returns*

BBG: DBGLXAT

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The  Deutsche  Bank X-Alpha  indices shown herein have existed since October 3,
2006.  Accordingly,  the  results  shown  during the  retrospective  periods are hypothetical and do no reflect actual returns.  On July 17, 2007,  Deutsche Bank made a technical change to the X-Alpha Index  calculation  methodology.  X-Alpha
Index levels prior to July 17, 2007 were not restated.  Past  performance is not necessarily  indicative  of how  the  Index  will  perform  in the  future.  The performance of any  investment  product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

X-Alpha USD ER Index (No Fed Funds Return Component)
Historical Performance, Oct. 22, 1996 – Mar. 30, 2012*

BBG: DBGLXAE

Index Performance vs. Equities & Bonds


X-Alpha USD ER
MSCI World Net USD
JPM Global Govt. Bond Index
Live Index

Index Performance vs. HFRXEMN Index YTD


X-Alpha USD ER
HFRX Equity Market Neutral

Performance Analysis

Oct 22, 1996 - Mar 30, 2012	X-Alpha USD ER	MSCI World Net USD	JPM Global Govt. Bond Index
Growth Over Period	101.3%	114.1%	143.4%
Compounded Annual Growth	4.6%	5.1%	5.9%
Annualised Daily Volatility	6.4%	17.1%	2.8%
Sharpe Ratio (3.11%)	0.72	0.11	1.01
Worst drawdown	-19.5%	-57.8%	-5.0%
Max drawdown Start date	Jun-07	Oct-07	Jun-03
Max drawdown End date	Dec-08	Mar-09	Sep-03
Average monthly return	0.4%	0.5%	0.5%
Best monthly return	8.1%	11.2%	3.0%
Worst monthly return	-5.4%	-19.0%	-2.0%
% of months with gains	57.5%	58.6%	72.0%
Correlation		0.02	-0.00

12- month Rolling Volatility


X-Alpha USD ER
MSCI World Net USD
JPM Global Govt. Bond Index
Live Index

Source: Deutsche Bank, Bloomberg Finance L.P., 2012

*The Deutsche Bank X-Alpha indices shown herein have existed since October 3, 2006. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha Index levels prior to July 17, 2007 were not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

8

X-Alpha USD ER Index
Annual Returns*

BBG: DBGLXAE

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The  Deutsche  Bank X-Alpha  indices shown herein have existed since October 3,
2006.  Accordingly,  the  results  shown  during the  retrospective  periods are hypothetical and do no reflect actual returns.  On July 17, 2007,  Deutsche Bank made a technical change to the X-Alpha Index  calculation  methodology.  X-Alpha
Index levels prior to July 17, 2007 were not restated.  Past  performance is not necessarily  indicative  of how  the  Index  will  perform  in the  future.  The performance of any  investment  product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

X-Alpha USD TR Index
Vol. Targeted Regional Allocations*

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The  Deutsche  Bank X-Alpha  indices shown herein have existed since October 3,
2006.  Accordingly,  the  results  shown  during the  retrospective  periods are hypothetical and do no reflect actual returns.  On July 17, 2007,  Deutsche Bank made a technical change to the X-Alpha Index  calculation  methodology.  X-Alpha
Index levels prior to July 17, 2007 were not restated.  Past  performance is not necessarily  indicative  of how  the  Index  will  perform  in the  future.  The performance of any  investment  product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

Regional Style Indices

Deutsche Bank Style Indices Methodology and Historical Performance

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Style Investing
Value vs. Growth

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[]   Value Shares
     --   Mature, established companies with lower earnings volatility
     --   Sell at lower multiples
     --   Expected to offer a steady stream of cash flows to shareholders
          (dividends)

[]   Growth Shares
     --   Relatively young companies with higher earnings volatility
     --   Sell at higher multiples
     --   Offer little or no stream of cash flows to shareholders (dividends)
     --   Expected to offer above average earnings growth
     --   Companies with higher earnings growth are not always limited to typical "growth" sectors (Technology, Pharmaceuticals)

[]   Growth and Value are not necessarily mutually exclusive
     --   Each style has consistent periods of outperformance versus the market but at varying amounts and difficult to predict when one style will dominate
     --   Some stocks may be growth AND value (low PE and high EPS growth)
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DB Regional Value Indices
Selection Strategy

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[]   Deutsche Bank Value Index Methodology for UK, Japan, US
     --   Stocks selected from the large cap benchmark (SandP 500 top 251 by market cap, FTSE 100 or TOPIX 100)
     --   Selected according to lowest trailing twelve-month reported P/E ratios
     --   The price-earnings ratios (P/E) has historically identified undervalued companies that provided superior performance

[]   Deutsche Bank Value Index Methodology for Eurozone
     --   20 stocks selected from the Dow Jones EuroSTOXX([R]) Large Index
     --   Stocks selected according to highest current dividend yield (no more than five companies from one country)
     --   In the Eurozone, determining value has been more dependant on dividend yield
     --   Yield is believed to be an assessment of shareholder value in three different ways
          --   Confidence of management to provide future performance
          --   Commitment of management to provide earnings stability
          --   Providing an additional component of return to shareholders

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DB Regional Growth Indices
Selection Strategy

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[] Deutsche Bank Growth Index Methodology

-- Stocks  selected from the large cap benchmark (SandP 500 top 251 by market cap,
FTSE 100,  TOPIX 100 or  EuroSTOXX  Large)

-- The index  consists of stocks that
show the highest  growth in  reported  earnings  over the past twelve  months

--
Typically,  growth stocks are thought to be from  technology  or  pharmaceutical industries

-- However, the market rewards those companies that demonstrate above average earnings growth, irrespective of which industry group they may belong to

-- This reflects the  possibility  that investors may focus more on demonstrated earnings growth rather than promised earnings growth

[] A maximum of five companies per Eurozone country is permitted,  no limits for
US, UK and Japan Growth Indices

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DB Regional Style Indices
Methodology Summary

---------------------- -------------------------- ------ ------------------------------------ -------------
 Deutsche Bank Index   Selection Pool             Stocks Selection Criteria                   Benchmark
---------------------- -------------------------- ------ ------------------------------------ -------------
 US Value Index        Top 251 of SandP 500            30  Low Trailing 12 mos. P/E             SandP 500
---------------------- -------------------------- ------ ------------------------------------ -------------
 US Growth Index       Top 251 of SandP 500            30  High Trailing 12 mos. EPS Growth     SandP 500
---------------------- -------------------------- ------ ------------------------------------ -------------
 Euro Value Index      Dow Jones Euro STOXX Large    20  High Trailing 12 mos. Dividend Yield Euro STOXX 50
---------------------- -------------------------- ------ ------------------------------------ -------------
 Euro Growth Index     Dow Jones Euro STOXX Large    20  High Trailing 12 mos. EPS Growth     Euro STOXX 50
---------------------- -------------------------- ------ ------------------------------------ -------------
 UK Value Index        FTSE 100                      20  Low Trailing 12 mos. P/E             SandP UK
---------------------- -------------------------- ------ ------------------------------------ -------------
 UK Growth Index       FTSE 100                      20  High Trailing 12 mos. EPS Growth     SandP UK
---------------------- -------------------------- ------ ------------------------------------ -------------
 Japan Value Index     TOPIX 100                     20  Low Trailing 12 mos. P/E             TOPIX 100
---------------------- -------------------------- ------ ------------------------------------ -------------
 Japan Growth Index    TOPIX 100                     20  High Trailing 12 mos. EPS Growth     TOPIX 100
---------------------- -------------------------- ------ ------------------------------------ -------------
Source: Deutsche Bank.

[] Common characteristics of DB Growth and Value Indices
          --   Companies with negative earnings over the past 12 months are excluded
          --   Indices are rebalanced quarterly
          --   Indices are equal-weighted
          --   All but two indices have been live since October 2002 (UK and
               Japan Growth Indices are live since August 2006)
          --   Transparent, rules-based investment strategy

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DB US Style Indices
Historical Performance, Nov. 12, 1996 -- Mar. 30, 2012*

Index Performance vs. SandP 500 TR

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Index Performance vs. SandP 500 TR

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DB US Value Annual Excess Returns vs. SandP 500 TR

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DB US Growth Annual Excess Returns vs. SandP 500 TR

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank Style Indices have been  retrospectively  calculated  and did not exist prior to the dates  specified  above.  Accordingly,  the results shown during the  retrospective  periods  are  hypothetical  and do no reflect  actual returns.  Past  performance is not necessarily  indicative of how the Index will perform in the future.

DB Eurozone Style Indices
Historical Performance, Nov. 12, 1996 -- Mar. 30, 2011*

Index Performance vs. EuroSTOXX 50 TR

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Index Performance vs. EuroSTOXX 50 TR

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DB Euro Value Annual Excess Returns vs. EuroSTOXX 50 TR

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DB Euro Growth Annual Excess Returns vs. EuroSTOXX 50 TR

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank Style Indices have been  retrospectively  calculated  and did not exist prior to the dates  specified  above.  Accordingly,  the results shown during the  retrospective  periods  are  hypothetical  and do no reflect  actual returns.  Past  performance is not necessarily  indicative of how the Index will perform in the future.

DB UK Style Indices
Historical Performance, Nov. 12, 1996 -- Mar. 30, 2011*

Index Performance vs. FTSE 100 TR

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Index Performance vs. FTSE 100 TR

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DB UK Value Annual Excess Returns vs. FTSE 100 TR

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DB UK Growth Annual Excess Returns vs. FTSE 100 TR

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank Style Indices have been  retrospectively  calculated  and did not exist prior to the dates  specified  above.  Accordingly,  the results shown during the  retrospective  periods  are  hypothetical  and do no reflect  actual returns.  Past  performance is not necessarily  indicative of how the Index will perform in the future.

DB Japan Style Indices
Historical Performance, Nov. 12, 1996 -- Mar. 30, 2011*

Index Performance vs. TOPIX 100 TR

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Index Performance vs. TOPIX 100 TR

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DB Japan Value Annual Excess Returns vs. TOPIX 100 TR

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DB Japan Growth Annual Excess Returns vs. TOPIX 100 TR

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank Style Indices have been  retrospectively  calculated  and did not exist prior to the dates  specified  above.  Accordingly,  the results shown during the  retrospective  periods  are  hypothetical  and do no reflect  actual returns.  Past  performance is not necessarily  indicative of how the Index will perform in the future.

DB Regional Style Index Volatility-Targeted Alpha USD
Historical Performance, Nov. 12, 1996 -- Mar. 30, 2011*

DB US Alpha

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DB Euro Alpha

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DB UK Alpha

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DB Japan Alpha

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Source: Deutsche Bank, Bloomberg Finance L.P., 2012
*The Deutsche Bank Style Indices have been  retrospectively  calculated  and did not exist prior to the dates  specified  above.  Accordingly,  the results shown during the  retrospective  periods  are  hypothetical  and do no reflect  actual returns.  Past  performance is not necessarily  indicative of how the Index will perform in the future.

X-Alpha Indices
List of Tickers

-------------------------------------------
X-Alpha USD Indices              BBG Ticker
-------------------------------- ----------
X-Alpha USD TR                    DBGLXAT
-------------------------------- ----------
X-Alpha USD ER                    DBGLXAE
-------------------------------- ----------
       DB US Value Alpha USD     DBXAUV1U
-------------------------------- ----------
       DB US Growth Alpha USD    DBXAUG1U
-------------------------------- ----------
          US Value                DBUSUSV
-------------------------------- ----------
          US Growth              DBUSUSG
-------------------------------- ----------
          SandP 500 TR             SPTR
-------------------------------- ----------
       DB Euro Value Alpha USD   DBXAEV1U
-------------------------------- ----------
       DB Euro Growth Alpha USD  DBXAEG1U
-------------------------------- ----------
          Euro Value             DBEEEUVA
-------------------------------- ----------
          Euro Growth            DBEEEUGR
-------------------------------- ----------
          EuroSTOXX 50 TR            SX5T
-------------------------------- ----------
       DB UK Value Alpha USD     DBXABV1U
-------------------------------- ----------
       DB UK Growth Alpha USD    DBXABG1U
-------------------------------- ----------
          UK Value               DBEEUKVT
-------------------------------- ----------
          UK Growth              DBEEUKGT
-------------------------------- ----------
          FTSE 100 TR               TUKXG
-------------------------------- ----------
       DB Japan Value Alpha USD  DBXAJV1U
-------------------------------- ----------
       DB Japan Growth Alpha USD DBXAJG1U
-------------------------------- ----------
          Japan Value             DBAPJVT
-------------------------------- ----------
          Japan Growth            DBAPJGT
-------------------------------- ----------
          TOPIX 100 TR            TPXD100
-------------------------------- ----------

Source: Deutsche Bank, Bloomberg Finance L.P., 2012

Risk Factors

LIMITED HISTORY OF THE X-ALPHA INDICES / CHANGE IN METHODOLOGY -- Publication of
each X-Alpha Index began on October 3, 2006. Therefore, the X-Alpha Indices have very limited  performance  history,  and no actual  investments  which allowed a tracking of the  performance  of the X-Alpha  Indices was  possible  before that date. In addition,  effective July 17, 2007, the methodology for the calculation of the X-Alpha  Indices was changed by the Index Sponsor.  For this reason,  the actual performance  history of the X-Alpha Indices for the dates between October
3, 2006 and July 17, 2007 does not reflect the methodology  currently in use for the calculation of the X-Alpha Indices.

AN INVESTMENT  LINKED OR RELATED TO AN X-ALPHA INDEX WILL NOT NECESSARILY BE THE
SAME AS AN INVESTMENT IN ANY DB REGIONAL STYLE INDEX,  THE BENCHMARK  INDEX WITH
WHICH IT IS PAIRED OR IN ANY OF THEIR UNDERLYING COMPONENTS -- The X-Alpha Index
closing level on any trading day will depend on the performance,  in relation to each pair of Index  Constituents which consists of a DB Regional Style Index and a Benchmark Index (each, an "Index Constituent Pair"), of each DB Regional Style
Index  compared to the Benchmark  Index with which it is paired.  If the overall performance of the DB Regional Style Indices compared to the Benchmark  Indices, when  measured by reference to each Index  Constituent  Pair,  is positive,  the
X-Alpha Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark  Indices,  when measured by reference to each Index  Constituent  Pair,  is negative,  the X-Alpha  Index closing  level will fall.  Therefore,  whether or not the X-Alpha  Index closing level rises or falls depends not only on whether or not the levels of any of the
DB Regional Style Indices  and/or the Benchmark  Indices rise or fall but rather on the overall  comparative  performance of the DB Regional Style Indices to the relevant  Benchmark Indices when measured by reference to each Index Constituent
Pair. You should, therefore,  carefully consider the composition and calculation of each DB Regional  Style Index and each  Benchmark  Index which  together form each Index Constituent Pair.

THE  VALUE OF EACH  X-ALPHA  INDEX  IS  BASED  UPON  THE  RETURN  OF EACH  INDEX
CONSTITUENT  PAIR. IF THE RETURN OF A DB REGIONAL STYLE INDEX IS POSITIVE BUT IS
LESS THAN THE RETURN OF A BENCHMARK  INDEX WITH WHICH IT IS PAIRED,  THE OVERALL
RETURN OF THE RELEVANT INDEX  CONSTITUENT  PAIR WILL BE NEGATIVE -- The value of the X-Alpha Index is based upon the  performance of each DB Regional Style Index relative to that of the  Benchmark  Index with which it is paired.  Even if a DB
Regional Style Index achieves a positive return,  the Index  Constituent Pair of which it is a member  could  achieve a negative  return if the  Benchmark  Index included in such Index Constituent Pair achieves a greater positive return.

THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL -- The
Index Constituent Pairs are assigned  different  geographical  weightings in the
X-Alpha Model as described in "The  Deutsche  Bank X-Alpha USD Excess  Return[R]
Index -- Index  Constituent  Pairs" in  Underlying  Supplement  No. 14A filed by
Deutsche  Bank AG with the SEC on February  28,  2008.  One  consequence  of the unequal  weighting  of the  Index  Constituent  Pairs is that  the  same  return generated by two Index Constituent Pairs, whether positive or negative, may have a different effect on the performance of the Index.

Risk Factors

RETURNS  GENERATED BY THE INDEX  CONSTITUENT PAIRS MAY OFFSET EACH OTHER -- At a
time when some of the Index Constituent  Pairs generate positive returns,  other
Index  Constituent  Pairs may generate positive returns that are smaller or they may generate returns that are negative. As a result,  positive returns generated by one or more Index  Constituent  Pairs may be moderated or more than offset by smaller  positive  returns or  negative  returns  generated  by the other  Index
Constituent  Pairs,  particularly if the Index  Constituent  Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

THE RETURNS OF THE INDEX  CONSTITUENT  PAIRS WILL BE EXPOSED TO  FLUCTUATIONS IN
EXCHANGE  RATES -- For the  purposes  of  determining  the  returns of the Index
Constituent  Pairs,  the  currency  in  which  any DB  Regional  Style  Index or
Benchmark  Index is expressed  (if such  currency is not U.S.  dollars)  will be converted  into U.S.  dollars at the relevant spot exchange rate on each trading day. As a result,  any positive or negative return that is generated as a result of the  performance of a DB Regional Style Index compared to that of a Benchmark
Index with which it is paired is exposed to  fluctuations  in the exchange  rate between the U.S.  dollar and the currency in which such DB Regional  Style Index and such Benchmark Index are publicly quoted.  In addition,  appreciation of the
U.S.  dollar  against the  currencies  of such indices  would have the effect of reducing  the  impact  of  positive  excess  returns  from  the  relevant  Index
Constituent Pairs.

THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE X-ALPHA
MODEL MAY NOT EQUAL TARGET  VOLATILITY,  WHICH MAY HAVE A NEGATIVE IMPACT ON THE
PERFORMANCE  OF THE INDEX -- As  described  in "The  Deutsche  Bank  X-Alpha USD
Excess  Return[R]  Index --  Calculation  and  Reconstitution  of the  Index" in
Underlying Supplement No. 14A filed by Deutsche Bank AG with the SEC on February
28, 2008, the weighting of each Index  Constituent  Pair in the X-Alpha Model is adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual  volatility  realized on the Index Constituent Pairs and the
X-Alpha Model will not necessarily  equal the volatility  target.  If returns on the Index Constituent Pairs or the X-Alpha Model coincide with volatility higher than the target,  the Index would be exposed  less to such  returns  than if the volatility targeting had not been done. If returns on Index Constituent Pairs or the X-Alpha Model  coincide  with  volatility  lower than the target,  the Index would be exposed more to such returns than if the  volatility  targeting had not been done. Such adjustments may have a negative impact on the performance of the
Index.

THE  CALCULATION  OF THE INDEX  CLOSING  LEVEL WILL  INCLUDE A DEDUCTION  OF THE
BORROW FEE -- On each trading day, the  calculation  of the Index  closing level will include a deduction of the Borrow Fee to defray  transaction costs incurred in relation to the Index on such day, as described in "The Deutsche Bank X-Alpha
USD Excess  Return[R]  Index -- Index Costs" in  Underlying  Supplement  No. 14A
filed by Deutsche Bank AG with the SEC on February 28, 2008.

Risk Factors

WE ARE ONE OF THE  COMPANIES  THAT  MAKE UP THE DOW  JONES  EURO  STOXX 50 TOTAL
RETURN  INDEX[],  AND OUR COMMON STOCK MAY BE INCLUDED IN TWO OF THE DB REGIONAL
STYLE INDICES,  BUT WE ARE NOT AFFILIATED WITH ANY OTHER COMPANY INCLUDED IN THE
DOW JONES EURO STOXX 50 TOTAL RETURN  INDEX[],  ANY OTHER BENCHMARK INDEX OR ANY
DB  REGIONAL  STYLE  INDEX -- We are one of the  companies  that make up the Dow
Jones EURO STOXX 50 Total Return  Index[],  and our common stock may be included in two of the DB Regional Style Indices,  but we are not affiliated  with any of the other  companies  whose  stocks are  included in the Dow Jones EURO STOXX 50
Total  Return  Index[],  any of the  other  Benchmark  Indices  or any of the DB
Regional  Style  Indices.  As a result,  we will have no ability to control  the actions of such other companies,  including  actions that could affect the value of the stocks  underlying  any of the Benchmark  Indices,  the DB Regional Style
Indices or the securities or options linked to the X-Alpha Indices.  None of the money you pay us will go to the  respective  sponsors of the  Benchmark  Indices
(the "Benchmark  Index  Sponsors") or to any of the other companies  included in the  Benchmark  Indices  or the DB  Regional  Style  Indices,  and none of those companies  will be involved in the offering of the  securities or options linked to an X-Alpha Index in any way.  Neither those companies nor the Benchmark Index
Sponsors  will have any  obligation  to consider  your  interests as a holder of securities or options linked to an X-Alpha Index in taking any corporate actions that might affect the value of such securities or options.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF EACH DB REGIONAL STYLE INDEX,
AND EACH  BENCHMARK  INDEX  SPONSOR MAY ADJUST THE RELEVANT  INDEX IN A WAY THAT
AFFECTS ITS LEVEL -- Deutsche Bank AG, London Branch,  as the sponsor of each DB
Regional Style Index (the "DB Regional Style Index  Sponsor") and each Benchmark
Index Sponsor are  responsible  for  calculating and maintaining the DB Regional
Style Indices and the Benchmark  Indices,  respectively.  The DB Regional  Style
Index  Sponsor and any Benchmark  Index Sponsor can add,  delete or substitute a component  stock of a DB Regional Style Index or a Benchmark  Index, as the case may be,  or make  methodological  changes  that  could  affect  the level of the relevant  index.  You should  realize that any changes in the DB Regional  Style
Index  components or the Benchmark  Index  components may affect the relevant DB
Regional Style Index or Benchmark  Index,  as the case may be, and may therefore affect  the  X-Alpha  Index,  as any newly  added  component  stock may  perform
significantly   better  or  worse  than  the   component   stock  it   replaces.
Additionally,  the DB Regional  Style  Index  Sponsor  and any  Benchmark  Index
Sponsor may alter,  discontinue or suspend  calculation or  dissemination of the relevant index.  Any of these actions could  adversely  affect the value of your securities or options  linked to an X-Alpha  Index.  The DB Regional Style Index
Sponsor and the  Benchmark  Index  Sponsors  have no obligation to consider your interests in calculating or revising the relevant indices.

Risk Factors

POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER OF SECURITIES LINKED TO
AN X-ALPHA INDEX, THE CALCULATION  AGENT FOR THE SECURITIES LINKED TO AN X-ALPHA
INDEX, THE X-ALPHA INDEX SPONSOR AND THE DB REGIONAL STYLE INDEX SPONSOR ARE THE
SAME LEGAL ENTITY -- Deutsche Bank AG is the Issuer of securities  linked to the
X-Alpha  indices,  the  calculation  agent for securities  linked to the X-Alpha indices,  the X-Alpha Index Sponsor and the DB Regional Style Index Sponsor.  As
the X-Alpha Index Sponsor and the DB Regional Style Index Sponsor, Deutsche Bank
AG carries out calculations  necessary to promulgate each X-Alpha Index and each of the DB Regional  Style Indices and maintains  some  discretion as to how such calculations  are made.  In  particular,  the X-Alpha  Index  Sponsor and the DB
Regional  Style Index  Sponsor have  discretion  in selecting  among methods for calculating  each  X-Alpha  Index  and each of the DB  Regional  Style  Indices, respectively,  in the event that the regular means of determining  the values of the components of each X-Alpha Index or any of the DB Regional Style Indices, as
the case may be, are unavailable at the time such  determinations  are scheduled to take place.  The X-Alpha Index Sponsor also has discretion to make changes in the  reconstitution  periods for each X-Alpha  Index,  and the DB Regional Style
Index  Sponsor has  discretion  under  certain  circumstances  in selecting  the component stocks of each DB Regional Style Index. There can be no assurance that any determinations made by Deutsche Bank AG in these various capacities will not affect the levels of each X-Alpha Index or any DB Regional  Style Indices or the
value  of  securities   or  options   linked  to  an  X-Alpha   Index.   Because
determinations  made by Deutsche  Bank AG in these roles may affect the payments made  on  options  and  securities  linked  to the  X-Alpha  Indices,  potential conflicts of interest may exist between Deutsche Bank AG and you.

Important notes

Prospective investors should understand and discuss with their professional tax, legal,  accounting and other advisors the effect of a transaction they may enter into.  Before entering into any transaction you should take steps to ensure that you  understand  and have  assessed  with  your  financial  advisor,  or made an independent  assessment of, the  appropriateness of the transaction in the light of your own  objectives  and  circumstances,  including  the possible  risks and benefits of entering into such a transaction.  Structured notes are not suitable for all investors  due to  illiquidity,  optionality,  time to  redemption,  and payoff nature of the strategy.

We  or  our  affiliates  or  persons  associated  with  us  or  such  affiliates
("Associated Persons") may: make a market in, trade in instruments  economically related to, or have an investment banking or other relationship with one or more of the issuers of the component  securities of the underlying  index.  We or our affiliates  may:  maintain a long or short  position  in  securities  referenced herein or in related futures or options;  purchase, sell, or maintain inventory;
engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information,  scenario analysis, and hypothetical calculations should in no case be  construed  as an  indication  of  expected  payout  on an  actual investment and/or expected behavior of an actual structured product.

Calculations of returns on the  instruments may be linked to a referenced  index or interest  rate.  As such,  the  investments  may not be suitable  for persons unfamiliar  with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Products denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an  adverse  effect on the value,  price or income  return of the products.  These products may not be readily realizable  investments and are not traded on any regulated market. The securities  referred to herein involve risk, which may include interest rate, index, currency, credit, political,  liquidity, time value, commodity and market risk and are not suitable for all investors.

The past  performance  of an index,  securities  or other  instruments  does not guarantee or predict future performance.

In this document, various  performance-related  statistics, such as index return and volatility  level,  among others,  of X-Alpha are compared with those of the
MSCI  Daily TR Net World USD Index and the JP Morgan  Gov't  Bond  Index  Global
Hedged USD. Such comparisons are for information purposes only. No assurance can be given that X-Alpha will  outperform  the MSCI Daily TR Net World USD Index or the JP  Morgan  Gov't  Bond  Index  Global  Hedged  USD in the  future;  nor can assurance  be given that X-Alpha will not  significantly  underperform  the MSCI
Daily TR Net World USD Index or the JP Morgan Gov't Bond Index Global Hedged USD
in the future. Similarly, no assurance can be given that the relative volatility levels of X-Alpha  and the MSCI  Daily TR Net World USD Index or of X-Alpha  and
the JP Morgan  Gov't Bond Index  Global  Hedged USD will  remain the same in the future.

The  distribution  of this  document  and  availability  of these  products  and services in certain  jurisdictions  may be restricted by law. Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE  ENTERING INTO ANY  TRANSACTION  YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE
TRANSACTION  IN LIGHT OF YOUR OWN OBJECTIVES  AND  CIRCUMSTANCES,  INCLUDING THE
POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH  TRANSACTION.  YOU SHOULD ALSO
CONSIDER MAKING SUCH  INDEPENDENT  INVESTIGATIONS  AS YOU CONSIDER  NECESSARY OR
APPROPRIATE FOR SUCH PURPOSE.

"Deutsche  Bank" means  Deutsche Bank AG and its  affiliated  companies,  as the context  requires.  Deutsche Bank Private Wealth  Management  refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world.
Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Deutsche  Bank AG has filed a  registration  statement  (including a prospectus)
with the SEC for the offerings to which this communication  relates.  Before you invest, you should read the prospectus in that registration  statement and other documents the issuer has filed with the SEC for more complete  information about the issuer and this offering.  You may get these  documents for free by visiting
EDGAR  on the SEC Web  site  at  www.sec.gov.  Alternatively,  the  issuer,  any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Important notes

Backtested,  hypothetical or simulated performance results presented herein have inherent  limitations.  Unlike an actual  performance  record  based on  trading actual  client  portfolios,  simulated  results  are  achieved  by  means of the retroactive  application of a backtested  model itself designed with the benefit
of  hindsight.   Taking  into  account  historical  events  the  backtesting  of performance  also  differs  from actual  account  performance  because an actual investment  strategy  may be  adjusted  any time,  for any  reason,  including a response to material,  economic or market  factors.  The backtested  performance includes  hypothetical results that do not reflect the reinvestment of dividends and other  earnings  or the  deduction  of  advisory  fees,  brokerage  or other commissions,  and any other  expenses  that a client would have paid or actually paid. No  representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or  assumptions  might produce  significantly  different  results and prove to be more appropriate.  Past hypothetical backtest results are neither an indicator nor guarantee of future  returns.  Actual  results will vary,  perhaps materially, from the analysis.
Instruments  relating  to the  indices  discussed  herein are not insured by the
Federal  Deposit  Insurance  Corporation  (FDIC)  or any  other US  governmental
agency.   These   instruments  are  not  insured  by  any  statutory  scheme  or governmental agency of the United Kingdom.

These  investments  typically  involve a high  degree of risk,  are not  readily transferable  and typically will not be listed or traded on any exchange and are intended  for sale  only to  investors  who are  capable  of  understanding  and assuming the risks involved.  The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional  information may be available upon request.  Any results shown do not reflect the impact of commission and/or fees, unless stated.

Disclaimers

Any securities which may be linked to DB Euro USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by STOXX Limited, including its affiliates. We refer to STOXX Limited and its affiliates collectively as STOXX Limited. STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the securities. STOXX Limited makes no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Dow Jones EURO STOXX 50 Index™ to track general stock market performance. The Dow Jones EURO STOXX 50 Index™ is determined, composed and calculated by STOXX Limited without regard to Deutsche Bank AG or the securities. STOXX Limited and Dow Jones have no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50 Index™. STOXX Limited and Dow Jones are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX Limited and Dow Jones have no liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED AND DOW JONES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50 INDEX™ OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED AND DOW JONES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50 INDEX™ OR ANY DATA INCLUDED THEREIN. STOXX LIMITED AND DOW JONES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50 INDEX™ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND STOXX LIMITED AND DOW JONES ARE SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY THIRD PARTIES.

"DOW JONES EURO STOXX 50" AND "STOXX" ARE THE INTELLECTUAL PROPERTY OF STOXX LIMITED AND DOW JONES AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOXX LIMITED AND DOW JONES, AND STOXX LIMITED AND DOW JONES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES.

Any securities which may be linked to DB US USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"STANDARD & POOR'S", "S&P", "S&P 500" AND "500" ARE THE INTELLECTUAL PROPERTY OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

28

Disclaimers

Any securities which may be linked to DB Japan USD Alpha (the  "securities") are not sponsored,  endorsed,  sold or promoted by the Tokyo Stock  Exchange,  Inc., which we  refer to as the TSE.  The TSE  makes no  representation  or  warranty, express or implied,  to the owners of the securities or any member of the public regarding  the  advisability  of  investing  in  securities  generally or in the securities  particularly,  or the  ability of the TOPIX  Index to track  general stock  market  performance.  The TSE has no  obligation  to take  the  needs  of
Deutsche  Bank  AG or  the  holders  of the  securities  into  consideration  in
determining,   composing  or  calculating  the  TOPIX  Index.  The  TSE  is  not responsible  for and has not  participated in the  determination  of the timing, price or  quantity of the  securities  to be issued or in the  determination  or calculation  of the amount due at  maturity  of the  securities.  The TSE has no obligation  or liability in  connection  with the  administration,  marketing or trading of the securities.

THE TSE DOES NOT GUARANTEE  THE ACCURACY  AND/OR THE  COMPLETENESS  OF THE TOPIX
INDEX OR ANY DATA  INCLUDED  THEREIN AND THE TSE SHALL HAVE NO LIABILITY FOR ANY
ERRORS,  OMISSIONS OR INTERRUPTIONS THEREIN. THE TSE MAKES NO WARRANTY,  EXPRESS
OR IMPLIED,  AS TO RESULTS TO BE OBTAINED  BY DEUTSCHE  BANK AG,  HOLDERS OF THE
SECURITIES  OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE TOPIX INDEX OR ANY
DATA  INCLUDED  THEREIN.  THE TSE MAKES NO EXPRESS OR  IMPLIED  WARRANTIES,  AND
EXPRESSLY   DISCLAIMS  ALL  WARRANTIES  OF  MERCHANTABILITY  OR  FITNESS  FOR  A
PARTICULAR  PURPOSE OR USE WITH RESPECT TO THE TOPIX INDEX OR ANY DATA  INCLUDED
THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING,  IN NO EVENT SHALL THE TSE HAVE
ANY  LIABILITY  FOR ANY SPECIAL,  PUNITIVE,  INDIRECT OR  CONSEQUENTIAL  DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"TOPIX",  "TOPIX 100" AND "TOPIX CORE 30" ARE THE  INTELLECTUAL  PROPERTY OF THE
TSE AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE  SECURITIES  ARE NOT
SPONSORED,  ENDORSED,  SOLD  OR  PROMOTED  BY THE  TSE  AND  THE  TSE  MAKES  NO
REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

Any securities which may be linked to DB UK USD Alpha (the "securities") are not sponsored,  endorsed,  sold or promoted by FTSE International  Limited, which we refer to as FTSE, a company owned  equally by the London Stock  Exchange and The
Financial  Times  Limited,  which we  refer to as the LSE and FT,  respectively.
FTSE, the LSE and FT make no representation or warranty,  express or implied, to the  owners  of  the  securities  or any  member  of the  public  regarding  the
advisability  of  investing  in  securities   generally  or  in  the  securities
particularly,  or the ability of the FTSE 100([R])  Index to track general stock market performance. FTSE, the LSE and FT have no obligation to take the needs of
Deutsche  Bank  AG or  the  holders  of the  securities  into  consideration  in determining, composing or calculating the FTSE 100([R]) Index. FTSE, the LSE and
FT are not responsible for and have not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or  calculation of the amount due at maturity of the  securities.  FTSE, the LSE and FT have no obligation or liability in  connection  with the  administration, marketing or trading of the securities.

FTSE, THE LSE AND FT DO NOT GUARANTEE THE ACCURACY  AND/OR THE  COMPLETENESS  OF
THE FTSE 100([R])  INDEX OR ANY DATA INCLUDED  THEREIN AND FTSE,  THE LSE AND FT
SHALL HAVE NO  LIABILITY  FOR ANY ERRORS,  OMISSIONS OR  INTERRUPTIONS  THEREIN.
FTSE, THE LSE AND FT MAKE NO WARRANTY,  EXPRESS OR IMPLIED,  AS TO RESULTS TO BE
OBTAINED BY DEUTSCHE BANK AG,  HOLDERS OF THE  SECURITIES OR ANY OTHER PERSON OR
ENTITY FROM THE USE OF THE FTSE  100([R])  INDEX OR ANY DATA  INCLUDED  THEREIN.
FTSE,  THE LSE AND FT MAKE NO  EXPRESS  OR  IMPLIED  WARRANTIES,  AND  EXPRESSLY
DISCLAIM ALL WARRANTIES OF  MERCHANTABILITY  OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE FTSE  100([R])  INDEX OR ANY DATA  INCLUDED  THEREIN.
WITHOUT  LIMITING ANY OF THE  FOREGOING,  IN NO EVENT SHALL FTSE, THE LSE AND FT
HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE,  INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"FTSE" AND "FTSE 100 INDEX" ARE THE INTELLECTUAL  PROPERTY OF FTSE AND HAVE BEEN
LICENSED  FOR USE BY  DEUTSCHE  BANK  AG.  THE  SECURITIES  ARE  NOT  SPONSORED,
ENDORSED,  SOLD OR PROMOTED BY FTSE, THE LSE OR FT AND FTSE, THE LSE AND FT MAKE
NO   REPRESENTATION   REGARDING  THE  ADVISABILITY  OF  PURCHASING  ANY  OF  THE
SECURITIES.